Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	6-30-14	3-31-14	6-30-13
Assets
Loans	$55,600	$55,445	$53,101
Loans held for sale	435	401	402
Securities available for sale	12,224	12,359	13,253
Held-to-maturity securities	5,233	4,826	4,750
Trading account assets	890	840	592
Short-term investments	3,176	2,922	3,582
Other investments	899	899	1,037

Total earning assets	78,457	77,692	76,717
Allowance for loan and lease losses	(814)	(834)	(876)
Cash and due from banks	604	409	696
Premises and equipment	844	862	900
Operating lease assets	306	294	303
Goodwill	979	979	979
Other intangible assets	108	117	149
Corporate-owned life insurance	3,438	3,425	3,362
Derivative assets	549	427	461
Accrued income and other assets	3,090	3,004	2,864
Discontinued assets	4,237	4,427	5,084

Total assets	$91,798	$90,802	$90,639

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,637	$34,373	$32,689
Savings deposits	2,450	2,513	2,542
Certificates of deposit ($100,000 or more)	2,743	2,849	2,918
Other time deposits	3,505	3,682	4,089

Total interest-bearing deposits	42,335	43,417	42,238
Noninterest-bearing deposits	24,781	23,244	24,939
Deposits in foreign office — interest-bearing	683	605	544

Total deposits	67,799	67,266	67,721
Federal funds purchased and securities sold under repurchase agreements	1,213	1,417	1,647
Bank notes and other short-term borrowings	521	464	298
Derivative liabilities	451	408	456
Accrued expense and other liabilities	1,400	1,297	1,421
Long-term debt	8,213	7,712	6,666
Discontinued liabilities	1,680	1,819	2,169

Total liabilities	81,277	80,383	80,378

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,987	3,961	4,045
Retained earnings	7,950	7,793	7,214
Treasury stock, at cost	(2,452)	(2,335)	(2,020)
Accumulated other comprehensive income (loss)	(289)	(324)	(318)

Key shareholders’ equity	10,504	10,403	10,229
Noncontrolling interests	17	16	32

Total equity	10,521	10,419	10,261

Total liabilities and equity	$91,798	$90,802	$90,639

Common shares outstanding (000)	876,823	884,869	912,883

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-14	3-31-14	6-30-13	6-30-14	6-30-13
Interest income
Loans	$526	$519	$539	$1,045	$1,087
Loans held for sale	5	4	5	9	9
Securities available for sale	71	72	80	143	160
Held-to-maturity securities	23	22	20	45	38
Trading account assets	7	6	4	13	10
Short-term investments	1	1	1	2	3
Other investments	6	6	8	12	17

Total interest income	639	630	657	1,269	1,324

Interest expense
Deposits	31	32	42	63	87
Federal funds purchased and securities sold under repurchase agreements	—	1	—	1	1
Bank notes and other short-term borrowings	2	2	2	4	3
Long-term debt	33	32	32	65	69

Total interest expense	66	67	76	133	160

Net interest income	573	563	581	1,136	1,164
Provision (credit) for loan and lease losses	10	6	28	16	83

Net interest income (expense) after provision for loan and lease losses	563	557	553	1,120	1,081

Noninterest income
Trust and investment services income	94	98	100	192	195
Investment banking and debt placement fees	99	84	84	183	163
Service charges on deposit accounts	66	63	71	129	140
Operating lease income and other leasing gains	35	29	22	64	47
Corporate services income	41	42	43	83	88
Cards and payments income	43	38	42	81	79
Corporate-owned life insurance income	28	26	31	54	61
Consumer mortgage income	2	2	6	4	13
Mortgage servicing fees	11	15	13	26	21
Net gains (losses) from principal investing	27	24	7	51	15
Other income (a)	9	14	10	23	32

Total noninterest income	455	435	429	890	854

Noninterest expense
Personnel	389	388	406	777	797
Net occupancy	68	64	72	132	136
Computer processing	41	38	39	79	78
Business services and professional fees	41	41	37	82	72
Equipment	24	24	27	48	53
Operating lease expense	10	10	11	20	23
Marketing	13	5	11	18	17
FDIC assessment	6	6	8	12	16
Intangible asset amortization	9	10	10	19	22
Provision (credit) for losses on lending-related commitments	2	(2)	5	—	8
OREO expense, net	1	1	1	2	4
Other expense	85	77	84	162	166

Total noninterest expense	689	662	711	1,351	1,392

Income (loss) from continuing operations before income taxes	329	330	271	659	543
Income taxes	76	92	72	168	142

Income (loss) from continuing operations	253	238	199	491	401
Income (loss) from discontinued operations, net of taxes	(28)	4	5	(24)	8

Net income (loss)	225	242	204	467	409
Less: Net income (loss) attributable to noncontrolling interests	6	—	—	6	1

Net income (loss) attributable to Key	$219	$242	$204	$461	$408

Income (loss) from continuing operations attributable to Key common shareholders	$242	$232	$193	$474	$389
Net income (loss) attributable to Key common shareholders	214	236	198	450	397

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.26	$.21	$.54	$.42
Income (loss) from discontinued operations, net of taxes	(.03)	—	.01	(.03)	.01
Net income (loss) attributable to Key common shareholders (b)	.24	.27	.22	.51	.43

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.21	$.53	$.42
Income (loss) from discontinued operations, net of taxes	(.03)	—	.01	(.03)	.01
Net income (loss) attributable to Key common shareholders (b)	.24	.26	.22	.51	.43

Cash dividends declared per common share	$.065	$.055	$.055	$.12	$.105

Weighted-average common shares outstanding (000)	875,298	884,727	913,736	879,986	917,008
Weighted-average common shares and potential common shares outstanding (000) (c)	902,137	891,890	918,628	886,684	922,319

(a)	For each of the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.